UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 17, 2015
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08	Shareholder Director Nominations.

The 2016 Annual Meeting of Stockholders of Sun Communities, Inc. (the “Company”), will be held on May 19, 2016. In accordance with the Company’s bylaws, and the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”), the Company is reporting a new deadline for the submission of shareholder proposals for the 2016 Annual Meeting because the date of the 2016 Annual Meeting of Stockholders is more than 30 calendars days prior to the anniversary of the Company’s 2015 Annual Meeting of Stockholders,.

Stockholders who desire to have a proposal regarding a director nomination or other matter of business at the 2016 Annual Meeting included in the Company’s proxy statement for the 2016 Annual Meeting, must ensure that those proposals including any notice on Schedule 14N, are received by the Secretary of the Company on or before the close of business on December 31, 2015, at the Company’s principal executive office located at 27777 Franklin Rd., Suite 200, Southfield, MI 48034.

Stockholders who intend to present a proposal regarding a director nomination or other matter of business at the 2016 Annual Meeting without including such proposal in the Company’s proxy statement for the 2016 Annual Meeting, must ensure that notice is provided to Secretary of the Company no earlier than January 21, 2016 and no later than February 19, 2016, at the Company’s principal executive office located at 27777 Franklin Rd., Suite 200, Southfield, MI 48034.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: December 17, 2015	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer